UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2003

Date of Report (Date of earliest event reported)

Commission File Number 1-6560

THE FAIRCHILD CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

34-0728587

(I.R.S. Employer Identification No.)

45025 Aviation Drive, Suite 400, Dulles, VA 20166

(Address of principal executive offices)

(703) 478-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

AMENDMENT:

The purpose of this amendment is to provide the financial information required under Item 7(a), Financial statements of business acquired, and Item 7(b), Pro forma financial information, as a result of the Company's acquisition of the world wide business of Hein Gericke, PoloExpress, and the capital stock of IFW (Hein Gericke's U.S. subsidiary), as reported in that certain report on Form 8-K, dated November 1, 2003, filed on November 14, 2003.

FORWARD-LOOKING STATEMENTS:

Certain statements in this filing contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operation and business. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions. These forward-looking statements involve risks and uncertainties, including current trend information, projections for deliveries, backlog and other trend estimates, that may cause our actual future activities and results of operations to be materially different from those suggested or described in this financial discussion and analysis by management. These risks include: our ability to find finance, acquire and successfully operate one or more new businesses; product demand; our dependence on the aerospace industry; customer satisfaction and quality issues; labor disputes; competition; our ability to achieve and execute internal business plans; worldwide political instability and economic growth; military conflicts; reduced airline revenues as a result of the September 11, 2001 terrorist attacks on the United States, and their aftermath; reduced airline travel due to SARS; and the impact of any economic downturns and inflation.

If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Given these uncertainties, users of the information included in this financial discussion and analysis by management, including investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. We do not intend to update the forward-looking statements included in this filing, even if new information, future events or other circumstances have made them incorrect or misleading.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

On November 1, 2003, we acquired Hein Gericke, PoloExpress, and IFW from the bankruptcy administrator of Eurobike AG in Germany. The purchase price is EUR 59.0 million. The acquisition of all but 7.5% of the remaining interest in PoloExpress for EUR 15.0 million is expected to close on January 2, 2004. The financial statements of Eurobike AG were last audited by KPMG in September 2002, in accordance with German Auditing Standards and the financial statements were prepared in accordance with International Financial Reporting Standards. KPMG issued a going concern opinion on the financial statements for the period ended September 30, 2002, and relied upon the work of other auditors. KPMG did not perform more than 50% of the audit as is required under generally accepted auditing standards in the United States for financial statements included in a filing with the United States Securities and Exchange Commission. Additionally, since September 2002, there was substantial turnover in the financial management and staff of the German bankrupt entities. Because of these events, it is not practical to include the September 30, 2002, audited financial statements of the acquired entities with this filing. Furthermore, we would incur an expense that we believe is excessive if we were to engage auditors to perform an audit on our acquired businesses as of September 30, 2003. However, should we decide to issue public securities prior to the completion of our next annual audit, we may be required to engage auditors to perform such an audit of the acquired entities in accordance with generally accepted auditing standards in the United States, for the year ended September 30, 2003. If such an audit does occur, upon its completion, the audited financial statements for the acquired entities will be filed in a subsequent amendment to this Report. Because we are unable to include one-year of audited financial statements of the businesses we acquired in this filing, we may be unable to use certain short-form registration statements until we have made timely filings for twelve consecutive months.

(b) PRO FORMA CONSOLIDATED FINANCIAL INFORMATION.

Acquisition of Hein Gericke

On November 1, 2003, Fairchild Textil GmbH, an indirect wholly-owned subsidiary of The Fairchild Corporation, acquired substantially all of the worldwide business of Hein Gericke, and the capital stock of IFW. These were acquired from the Bankruptcy Administrator for Eurobike AG in Dusseldorf, Germany. The purchase price was approximately $45.4 million (EUR 39.0 million).

Acquisition of PoloExpress Shares

Also on November 1, 2003, Fairchild Textil GmbH acquired from the Bankruptcy Administrator for Eurobike AG and from Helmet House GmbH, and BMJ Motorsport Vertriebs GmbH, such parties' respective ownership interest in PoloExpress. The aggregate purchase price for such interest was approximately $23.3 million (EUR 20.0 million). The interest acquired on November 1, 2003 does not constitute 100% of the ownership interest in PoloExpress. The remaining interest is owned by Mr. Klaus Esser, and all but 7.5% of the interest owned by Mr. Esser is expected to be acquired by Fairchild on January 2, 2004. See below.

Future Acquisition of Remaining Interest in PoloExpress

The remaining interest in PoloExpress is due to be purchased by Fairchild Textil GmbH from Mr. Klaus Esser. Mr. Esser will sell all but 7.5% of his interest in PoloExpress to Fairchild on January 2, 2004, for a purchase price of EUR 15.0 million. Mr. Esser will retain a 7.5% ownership interest in PoloExpress, but Fairchild has a right to call this interest at any time from March 2007 to October 2008, (and Mr. Esser has a right to put such interest at any time during April 2008), for a purchase price of EUR 12.3 million, (in the case of a call), or EUR 12.0 million, (in the case of a put). The purchase price includes a five-year non-competition clause with Mr. Esser.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY

The following unaudited pro forma consolidated financial statements are based on our historical financial statements and the historical financial statements of the operations and entities acquired. We have changed our fiscal year end to September 30, to coincide with the historical fiscal year end of the businesses we acquired. The following sets forth our unaudited pro forma statements of operations for the twelve months ended September 30, 2003. The unaudited pro forma statements of the operations give effect to each of the transactions as if the transactions occurred on October 1, 2002. The unaudited pro forma balance sheet as of September 30, 2003 gives effect to each of the transactions as if they had occurred on such date. The pro forma financial statements are presented for informational purposes only and are not intended to be indicative of either future results of our operations or results that might have been achieved had the transactions actually occurred on the dates specified. The summary unaudited consolidated pro forma financial statements are qualified by and should be read in conjunction with the financial statements and notes thereto included in our June 30, 2003 Annual Report on Form 10-K.

THE FAIRCHILD CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Twelve Months Ended September 30, 2003
(In thousands)

			Hein Gericke,		Hein Gericke,
			PoloExpress		PoloExpress
	Fairchild		and IFW		and IFW		Fairchild
	Adjusted (a)		Historical (c)		Acquisition		Pro Forma
Net Sales	$ 68,362		$ 248,371		-		$ 316,733
Rental Revenues	9,115		-		-		9,115
	77,477		248,371		-		325,848

Costs and expenses:
Cost of goods sold	54,896		146,663		-		201,559
Cost of rental revenue	5,820		-		-		5,820
Selling, general & administrative	38,866		94,573	(d)	955	(e)	134,394
Other (income) expense, net	(2,560)		1,313		-		(1,247)
Impairment of assets	6,726	(b)	-		-		6,726
	103,748		242,549		955		347,252

Operating income (loss)	(26,271)		5,822		(955)		(21,404)

Net interest income (expense)	(8,615)		(10,744)		3,275	(f)	(16,084)
Investment income, net	1,062		-		(540)	(g)	522
Increase in fair market value of interest rate contract	1,752		-		-		1,752
Earnings (loss) before taxes	(32,072)		(4,922)		1,780		(35,214)
Income tax (provision) benefit	(7,797)		(2,239)		-		(10,036)
Equity in loss of affiliates	(867)		-		-		(867)
Minority interest	75		-		(414)	(h)	(339)
Earnings (loss) from continuing operations	$ (40,661)		$ (7,161)		$ 1,366		$ (46,456)

Basic and diluted earnings (loss) per share from continuing operations	$ (1.62)		$ (0.28)		$ 0.05		$ (1.85)

Weighted average shares outstanding	25,175		25,175		25,175		25,175

THE FAIRCHILD CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2003
(In thousands)

		Hein Gericke,	Hein Gericke,
		PoloExpress	PoloExpress
	Fairchild	and IFW	and IFW		Fairchild
	Historical	Historical (a)	Acquisition(b)		Pro Forma
Cash	$ 6,601	$ 12,488	$ 19,204	(c)	$ 38,293
Short-term investments	45,763	1,378	(37,824)	(c)	9,317
Accounts receivable, less allowances	11,569	17,350	-		28,919
Inventory	25,044	59,800	-		84,844
Net current assets of discontinued operations	52				52
Prepaid and other current assets	4,057	2,990	116	(c)	7,163
Total current assets	93,086	94,006	(18,504)		168,588

Net fixed assets	130,556	13,233	-		143,789
Net noncurrent assets of discontinued operations	125	-	-		125
Goodwill and other intangible assets	10,821	2,142	19,109	(b)	32,072
Investment in affiliates	4,935	-	-		4,935
Prepaid pension assets	60,571	-	-		60,571
Deferred loan costs	1,070	-	844	(c)	1,914
Long-term investments	58,550	-	-		58,550
Notes receivable	8,397	-	-		8,397
Other assets	9,296	1,110	-		10,406
Total Assets	$ 377,407	$ 110,491	$ 1,449		$ 489,347

Bank notes payable and current maturities of long-term debt	$ 3,997	-	$ 5,819	(c)	$ 9,816
Accounts payable	8,805	12,003	-		20,808
Other accrued expenses	35,941	8,842	1,367	(d)	46,150
Current liabilities of discontinued operations	730	-	-		730
Total current liabilities	49,473	20,845	7,186		77,504

Long-term debt, less current maturities	4,277	5,783	$ 64,009	(c)	74,069
Fair value of interest rate contract	16,012	-	-		16,012
Other long-term liabilities	11,576	-	-		11,576
Pension liabilities	63,793	151	-		63,944
Retiree health care liabilities	28,272	-	-		28,272
Noncurrent income taxes	68,492	-	-		68,492
Minority interest in subsidiaries	-	-	13,966	(c)	13,966
Total liabilities	241,895	26,779	85,161		353,835

Class A common stock	3,037	-	-		3,037
Class B common stock	262	-	-		262
Paid-in capital	232,741	83,712	(83,712)		232,741
Treasury stock, at cost	(76,459)	-	-		(76,459)
Notes due from stockholders	(1,508)	-	-		(1,508)
Retained earnings	38,126	-	-		38,126
Cumulative other comprehensive income	(60,687)	-	-		(60,687)
Total stockholders' equity	135,512	83,712	(83,712)		135,512
Total liabilities & stockholders equity	$ 377,407	$ 110,490	$ 1,449		$ 489,346

NOTES TO THE UNUADITED PRO FORMA STATEMENTS OF OPERATIONS

(a) Represents the historical results of operations of the Company for the twelve months ended September 30, 2003, as adjusted for debt repaid with the proceeds received from the sale of our Fairchild Fasteners business to Alcoa Inc. on December 3, 2002, and the payment of one-time contractual obligations to our top four executives associated with the transaction.

	Twelve	Debt Repaid	Bonus/Change
	Months	With Proceeds	Of Control	Fairchild
	9/30/2003	From Sale (1)	Payments (2)	Adjusted
Net Sales	$ 68,362	-	-	68,362
Rental Revenues	9,115	-	-	9,115
	77,477	-	-	77,477

Costs and expenses:
Cost of goods sold	54,896	-	-	54,896
Cost of rental revenue	5,820	-	-	5,820
Selling, general & administrative	62,966	-	(24,100)	38,866
Other (income) expense, net	(2,560)	-	-	(2,560)
Impairment of assets	6,726	-	-	6,726
	127,848	-	(24,100)	103,748

Operating income	(50,371)	-	24,100	(26,271)

Net interest income (expense)	(18,501)	9,886	-	(8,615)
Investment income, net	1,062	-	-	1,062
Increase (decrease) in fair market value of interest rate contract	1,752	-	-	1,752
Earnings (loss) before taxes	(66,058)	9,886	24,100	(32,072)
Income tax (provision) benefit	(7,797)	-	-	(7,797)
Equity in earnings of affiliates	(867)	-	-	(867)
Minority interest	75	-	-	75
Earnings (loss) from continuing operations	$ (74,647)	$ 9,886	$ 24,100	$ (40,661)

Basic and diluted loss per share from continuing operations	$ (2.97)	$ 0.39	$ 0.96	$ (1.62)

Weighted average shares outstanding	25,175	25,175	25,175	25,175

(1) Represents the reversal of net interest expense associated with debt that was repaid with the proceeds that we received from the sale of our fastener business to Alcoa on December 3, 2002 for approximately $657 million in cash and the assumption of certain liabilities.

(2) Includes $13.7 million of one-time change of control payments required under contracts with our top four executives as a result of the sale of our fastener business, and $10.4 million of payments bonuses awarded to our top four executives as a result of the sale of our fastener business. The top four executives also have relinquished their rights to any other future change of control payments.

(b) Represents impairment charges of $6.6 million to write down goodwill at our aerospace distribution segment and a $0.1 million write down of intangible assets of a small start-up company in our corporate segment.

(c) Represents the unaudited historical results of operations of Eurobike AG, including its consolidated subsidiaries of Hein Gericke, PoloExpress and IFW (the businesses we acquired), adjusted to generally accepted accounting principles in the United States, to reflect currency in U.S. dollars, and to exclude the results of a small subsidiary that we have not acquired. These historical results have not been adjusted to eliminate bankruptcy costs, which were not assumed by us.

(d) The historical amounts for the twelve months ended September 30, 2003, includes approximately $8.1 million (EUR 7.2 million) of expenses associated with Eurobike AG and $1.8 million (EUR 1.6 million) of contractual employee salary expenses, that were both not assumed by us.

(e) Represents one year of amortization expense associated with the assets we acquired and preliminarily allocated to other intangible assets (brand names, trademarks and patents), amortized over twenty years.

(f) Represents adjustments to interest expense as follows:

Reversal of interest expense on debt of the bankrupt entities of Eurobike, not assumed by Fairchild	$ 7,766
Interest expense on bank term loans	(2,846)
Interest expense on bank credit facility	(1,414)
Reversal of interest income associated with investments liquidated to fund the purchase price	(231)
Net change in interest income (expense)	$ 3,275

(g) Represents the reversal of investment income earned during the twelve months ended September 30, 2003 for investments liquidated to fund the acquisition of Hein Gericke, PoloExpress and IFW.

(h) Represents the 7.5% minority interest in PoloExpress to be retained by Mr. Esser. Fairchild has a right to call this interest at any time from March 2007 to October 2008, (and Mr. Esser has a right to put such interest at any time in April 2008), for a price of EUR 12.3 million, (in the case of a call), or EUR 12.0 million, (in the case of a put).

NOTES TO THE UNUADITED PRO FORMA BALANCE SHEET

(a) Represents the unaudited historical balance sheet of Eurobike AG, including its consolidated subsidiaries of Hein Gericke, PoloExpress and IFW (the businesses we acquired), adjusted to generally accepted accounting principles in the United States, to reflect currency in U.S. dollars, and to exclude the results of a small subsidiary that we have not acquired.

(b) Reflects the acquisition of Hein Gericke, PoloExpress, and IFW as follows:

Purchase of Hein Gericke and IFW from Administrator for Eurobike	$ 45,388
Purchase of interest in PoloExpress from Administrator for Eurobike	23,276
Purchase of interest in PoloExpress from Mr. Esser	17,457
Deferred purchase interest in PoloExpress from Mr. Esser	13,966
Estimated transaction fees	1,367
Total acquisition purchase funding requirements	101,454
Add: debt assumed	5,783
Less: cash acquired	(12,488)
Total purchase consideration	$ 94,749

Net tangible assets acquired, excluding $5,783 debt assumed and $12,488 cash acquired	$ 75,640
Excess of purchase price over preliminary estimated fair value of the net assets acquired	$ 19,109
Preliminary allocation to other intangible assets (brand names, trademarks and patents), preliminarily amortized over twenty years	$ 19,109

Note: The acquisition of Mr. Esser's interest in PoloExpress is due to close on January 2, 2004.

(c) Represents the funding of the purchase consideration as follows:

Current portion of Bank term loan (EUR 1.25 million due quarterly)	$ 5,819	(1)
Bank term loan	23,276	(1)
Bank revolving loan	23,276	(2)
Bank loan - capital work program	17,457	(3)
Total debt	69,828
Liquidation of short-term investments, funds used for purchase	37,824
Long-term put option liability due to Mr. Esser	13,966	(4)
Less: cash to be used for working capital needs of acquired businesses	(19,204)
Less: cash used to prepay fee on bank guarantee	(116)	(1)
Less: cash used for loan fees on bank debt	(844)	(1, 2, 3)
	$ 101,454

(1) Bank term loan of EUR 25.0 million due in five years, bearing interest at 4.5%, and requiring quarterly payments of EUR 1.25 million. The bank term loan is guaranteed for EUR 20.0 million by Land North Rhine Westphalia State in Germany. Land North Rhine Westphalia State charges us an annual commitment fee of 0.5%.

(2) Includes a bank credit facility of EUR 20.0 million due in 364 days, bearing interest at 5.4% per annum and a non-use fee of 1.25%. We intend to borrow the full credit line to fund working capital needs.

(3) Represents a EUR 15.0 million bank loan guaranteed by a capital work program of KfW in Germany. Of this loan, EUR 7.5 million is guaranteed by KfW to the banks and bears interest at 5.3% per annum, and EUR 7.5 million bears interest at 7.0% per annum. The loan matures in 3 to 10 years.

(4) Mr. Esser will retain a 7.5% ownership interest in PoloExpress, but Fairchild has a right to call this interest at any time from March 2007 to October 2008, (and Mr. Esser has a right to put such interest at any time in April 2008), for a purchase price of EUR 12.3 million, (in the case of a call), or EUR 12.0 million (in the case of a put).

(d) Represents the estimated transaction expenses as follows:

Legal fees	$ 1,222
Consulting fees	145
$ 1,367

(C) Exhibits.

No exhibits are included in this amended Form 8-K filing.

DISCLAIMER:

The information in this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2003

THE FAIRCHILD CORPORATION
By: /s/ Donald E. Miller
Name: Donald E. Miller
Title: Executive Vice President,
General Counsel and Secretary